UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2025

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, German Montoya, Chief Operating Officer of Unicoin Inc. (the “Company”), resigned from his position, effective immediately. There were no disagreements between Mr. Montoya and the Company relating to the Company’s operations, policies, or practices.

Also, on May 23, 2025, the Board of Directors of the Company appointed Silvina Moschini to serve as Chief Strategy Officer, effective May 26, 2025. Ms. Moschini is a co-founder and current member of the Board of Directors and currently serves as a board member and Chief Executive Officer of the Company’s majority-owned subsidiary, Unicorns Inc.

Also, on May 23, 2025, the Board of Directors removed Richard Devlin from his role as Secretary of the Company and appointed Eduardo Serrano to serve as Secretary, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.,

By:	/s/ Eduardo Serrano
Name:	Eduardo Serrano
Title:	Interim General Counsel

Dated: May 27, 2025

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